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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              BROADCOM CORPORATION
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             (Exact name of registrant as specified in its charter)


              CALIFORNIA                                  33-0480482
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(State of Incorporation or organization)       (IRS Employer Identification No.)


 16251 LAGUNA CANYON ROAD, IRVINE, CALIFORNIA               92618
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  (Address of principal executive offices)                (Zip Code)


If this Form relates to the registration of a class of debt Securities and if effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ](1)

If this form relates to the registration of a class of debt Securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ](2)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED
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      NONE                                                      NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


               CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE
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                                (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Class A Common Stock, par value $0.0001 per share (the "Common Stock"), of Broadcom Corporation, a California corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 54 of the Registrant's Registration Statement on Form S-1, Registration No. 333-45619 (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, is incorporated herein by this reference.

ITEM 2.   EXHIBITS.

          The following documents are included as Exhibits to Registrant's Registration Statement and incorporated herein by this reference:

                                                                Form S-1
          Exhibit Description                                Exhibit Number
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(a)       Amended and Restated Articles of Incorporation           3.1
          of the Registrant

(b)       Bylaws of the Registrant                                 3.2

(c)       Specimen certificate representing                        4.1
          the Registrant's Common Stock





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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            BROADCOM CORPORATION
                                            (Registrant)


Dated:  April 6, 1998                       By:  /s/ William J. Ruehle
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                                                     William J. Ruehle,
                                                     Chief Financial Officer


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